Exhibit 10.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 6, 2017, is by and among Wengen Alberta, Limited Partnership, an Alberta limited partnership (the “Partnership”), Wengen Investments Limited, a Cayman Islands limited company and the general partner of the Partnership (“WIL”), Laureate Education, Inc., a public benefit corporation organized under the laws of Delaware (the “Corporation” or “Laureate”) and each of the parties hereto.  The Partnership and any other Person who becomes a party hereto pursuant to Section 11(c) and are referred to individually as a “Shareholder” and collectively as the “Shareholders”.

WHEREAS, WIL and certain Shareholders are parties to that certain Eighth Amended and Restated Limited Partnership Agreement, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Partnership Agreement”); and

WHEREAS, the Corporation, the Partnership, WIL and certain Shareholders are parties to that certain Amended and Restated Securityholders Agreement, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Securityholders Agreement”);

WHEREAS, in connection with the Corporation choosing to effect an Initial Public Offering, the parties have agreed to amend and restate the original Registration Rights Agreement dated as of July 11, 2007.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Definitions.  As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Securityholders Agreement:

“Agreement” shall have the meaning set forth in the Preamble.

“Carry Investor” shall mean each of the Carry Investors listed in Exhibit B.

“Carry Vehicle” shall mean each of the Carry Vehicles listed in Exhibit B.

“Common Stock” shall mean all shares hereafter authorized of any class of common stock of the Corporation which has the right (subject always to the rights of any class or series of preferred stock of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Corporation” shall have the meaning set forth in the preamble.

“Coordination Committee” shall have the meaning set forth in the Securityholders Agreement.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Party” shall mean (i) any holder of Registrable Securities that either individually or in aggregate with all other holders with whom it is acting together to demand registration owns at least 10% of the total number of Registrable Securities then outstanding or (ii) any holder of Registrable Securities that either individually or in the aggregate with all other holders with whom it is acting together to demand registration reasonably expects to receive (without regard to any underwriting discount or commission) proceeds in excess of $100 million.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Initial Public Offering” means the initial firm commitment underwritten offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

“Laureate” shall have the meaning set forth in the preamble.

“Laureate Certificate of Designations” means that certain Certificate of Designations of Convertible Preferred Stock, Series A of Laureate, dated as of the Closing Date (as defined in the Preferred Stock Subscription Agreement).

“LEI 2013 Stockholders Agreement” means that certain Investors Stockholders Agreement, dated as of January 16, 2013 by and among Laureate, the IFC Entities (as defined therein) and the other parties thereto.

“Losses” shall have the meaning set forth in Section 8(a) hereof.

“Notice” shall have the meaning set forth in Section 3(a).

“Partnership” shall have the meaning set forth in the Preamble.

“Partnership Agreement” shall have the meaning set forth in the recitals.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof, or any group consisting of one or more of the foregoing.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Preferred Investor Registration Rights Agreement” means that certain Registration Rights Agreement, entered into as of December 20, 2016, by and among Laureate, the Partnership, the Preferred Investors and the other parties thereto.

“Preferred Investors” means all investors party to the Preferred Stockholders Agreement, including any Persons who become a party to the Preferred Stockholders Agreement as an investor pursuant to the terms and conditions thereof.

“Preferred Stock Subscription Agreement” means that certain Subscription Agreement, entered into as of December 4, 2016 regarding Series A Preferred Stock of the Corporation by and among Laureate and the other investors party thereto.

“Preferred Stockholders Agreement” means that certain Stockholders Agreement of Laureate, entered into as of December 20, 2016 by and among Laureate, the Partnership and the other parties thereto.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean any shares of Common Stock currently held (or in the case of Carry Investors, indirectly held) or hereafter acquired by the Shareholders, and any other securities issued or issuable with respect to such shares by way of share split, share dividend, recapitalization, exchange or similar event or otherwise.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act),

(iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Securityholders Agreement” shall have the meaning set forth in the recitals.

“Shareholders” shall have the meaning set forth in the Preamble.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Take-Down Notice” shall have the meaning set forth in Section 4(c) hereof.

“underwritten registration or underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

“WIL” shall have the meaning set forth in the Preamble.

Section 2.                                           Holders of Registrable Securities.  A Person is deemed, and shall only be deemed, to be a “holder of Registrable Securities” if such Person owns Registrable Securities (except that, if a Carry Vehicle is the record holder of Registrable Securities, each Carry Investor will be deemed to own such Registrable Securities beneficially owned by it as a result of its investment in a Carry Vehicle and the respective Carry Vehicle will be deemed not to own such Registrable Securities) or has a right to acquire such Registrable Securities and such Person is a Shareholder.  Subject to Sections 8(b) and 10(b) hereof, the Corporation shall be entitled to rely exclusively on information provided by the applicable Carry Vehicle in determining the number of Registrable Securities beneficially owned by each Carry Investor and such information shall be determinative of all rights of such Carry Investor hereunder.

Section 3.                                           Demand Registrations.

(a)                                 Requests for Registration.  (i) Subject to the following paragraphs of this Section 3(a), on or after the 180th day following the Initial Public Offering, a Demand Party shall have the right, by delivering a written notice to the Corporation, to require the Corporation to register, directly or indirectly, and pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that a Demand Notice may only be made prior to the expiration of the Coordination Committee if previously approved in writing by the Coordination Committee; provided, further that, the Corporation shall not be obligated to file a Registration Statement relating to any registration request under this Section 3(a) within a period of 180 days after the effective date of any other Registration Statement relating to any registration request under this Section 3(a) (except if the underwriters shall require a longer period, but in any event no more than 270 days).  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(ii)                                  No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 3, or (z) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

(iii)                               Within 10 days after receipt by the Corporation of a Demand Notice in accordance with this Section 3(a), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within 15 days after such Notice is given by the Corporation to such holders.

(iv)                              All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

(v)                                 The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities are required to refrain from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement.

(b)                                 Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriter requires a different allocation:

(i)                                     first, pro rata among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii)                                  second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Corporation.

For purposes of any underwriter cutback, all Registrable Securities held by any Shareholder shall also include any Registrable Securities held by the partners, retired partners, members, retired members, shareholders or affiliates of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, retired partners, trust or affiliates, any charitable organization, in each case to which any of the foregoing shall have been distributed, transferred or contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction (unless the managing underwriter requires a different allocation) with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)                                  Postponement of Demand Registration.  The Corporation shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation.  Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay.  The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p).  If the Corporation shall so postpone the filing of a Registration Statement, the Demand Party requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders, in which event no Demand Registration shall be deemed to have been made for purposes of Section 3(e).

(d)                                 Cancellation of a Demand Registration.  Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3, shall have the right to notify the Corporation that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw such Registration Statement.  In the event of such a withdrawal prior to the filing of a Registration Statement, no Demand Registration shall be deemed to have been made for purposes of Section 3(e).  In the event of such a withdrawal following the filing of such a Registration Statement, a Demand Registration shall be deemed to have been made for purposes of Section 3(e) unless otherwise agreed by the Corporation (acting through the Coordination Committee, if then in existence).

(e)                                  Number of Demand Registrations.  In connection with the provisions of this Section 3, the Demand Parties shall be limited to a number equal to ten Demand Registrations in the aggregate (including shelf demand registrations if the Corporation is eligible).

(f)                                   Registration Statement Form.  If any registration requested pursuant to this Section 3 which is proposed by the Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the Corporation in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4.                                           Piggyback Registration.

(a)                                 Right to Piggyback.  (i) Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale of its own account (other than a registration statement (x) on Form S-4, Form S-8 or any successor forms thereto or (y) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time after the Initial Public Offering, the Corporation shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities.  The Piggyback Notice shall offer all such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”).  Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within fifteen (15) days after notice has been given to the applicable holder.  The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two business days prior to the effective date of such Piggyback Registration.  The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (A) 180 days after the effective date thereof and (B) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(ii)                                  Notwithstanding anything to the contrary in this Agreement, unless otherwise consented to by the Coordination Committee, for an Initial Public Offering the Corporation shall not be required to deliver any Piggyback Notice nor include in such registration any Registrable Securities; provided, however, if any holder of Registrable Securities is selling (or causing to be sold) shares of Common Stock beneficially owned by them in any such Initial Public Offering on a secondary basis, the Corporation shall be required to provide a Piggyback Notice to all holders of Registrable Securities, who shall have the right to participate in such offering on a pro rata basis consistent with the terms of this Section 4.

(b)                                 Priority on Piggyback Registrations.  The Corporation shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other shares of capital stock, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities (other than the Corporation) and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation and holders of Registrable Securities) and then, if necessary, reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

(c)                                  Shelf-Take Downs.  At any time that a shelf Registration Statement covering Registrable Securities pursuant to Section 3 or Section 4 is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect an underwritten offering on the shelf Registration Statement of (x) Registrable Securities which would, in the aggregate, reasonably be expected to generate (without regard to any underwriting discount or commission) proceeds of $50 million or greater, or (y) all of the Registrable Securities then issued and outstanding (a “Shelf Underwritten Offering”), then, provided that the Coordination Committee approves of such Shelf Underwritten Offering, the Corporation shall amend or supplement the shelf

Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)).  In connection with any Shelf Underwritten Offering:

(i)                                     such proposing holder(s) shall also deliver the Take-Down Notice to all other holders included on such shelf Registration Statement and permit each holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the Corporation within five business days after delivery of the Take-Down Notice to such holder; and

(ii)                                  in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

Section 5.                                           Restrictions on Public Sale by Holders of Registrable Securities.

(a)                                 Each Shareholder agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities and each Carry Vehicle agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Initial Public Offering) or 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address NASD regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter.  The Coordination Committee shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders and holders of Registrable Securities agree to execute the form so negotiated; provided that each Shareholder (in connection with the Initial Public Offering) and each holder of Registrable Securities shall execute a substantially identical form of agreement and provided, further, that no material waiver or early termination shall be granted under such agreements to one Shareholder unless such waiver or early termination is offered to all Shareholders on the same terms.

(b)                                 If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten Public Offering, the Corporation will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (or such shorter periods as the managing underwriters may agree to with the Coordination Committee) after the effective date of such registration.

Section 6.                                           Registration Procedures.  If and whenever the Corporation is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)                                 prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that, a reasonable period of time before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors.  The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) (i) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law, or (ii) if any holder of Registrable Securities covered by such Registration Statement reasonably objects, in writing, on a timely basis, to the information pertaining to such holder (other than any information provided by such holder) set forth in such Registration Statement or Prospectus.

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)                                  notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)                                 use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)                                  if requested by the managing underwriters, if any, or the Coordination Committee, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Coordination Committee may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law;

(f)                                   furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter);

(g)                                  deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)                                 prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i)                                     cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities;

(j)                                    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)                                 upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(iii), 6(c)(iv) or 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)                                     prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)                             provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)                                 use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an Initial Public Offering, use its best efforts to cause such Registrable Securities to be so listed within ten (10) business days following the effectiveness of such Registration Statement);

(o)                                 Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)                                 make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of law;

(q)                                 cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Corporation’s business needs; and

(r)                                    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(iii), 6(c)(iv), 6(c)(v) or 6(c)(vi)  hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.                                           Registration Expenses.

(a)                                 All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, and (vii) fees and disbursements of (x) one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the holders of a majority of the Registrable Securities included in such Registration Statement and (y) counsel for each holder of Registrable Securities, in the case of this clause (y) solely with respect to the preparation and review of any required legal opinions, powers of attorney and custody agreements) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective.  In addition, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

(b)                                 The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(a)(i)(B) and 7(a)(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8.                                           Indemnification.

(a)                                 Indemnification by the Corporation.  The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities (including, for the avoidance of doubt, any Carry Investor who indirectly holds Registrable Securities) whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Corporation and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder for use therein.  It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(b)                                 Indemnification by Holder of Registrable Securities.  The Corporation may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 8 herein, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 8(b)) reimburse the Corporation and such directors and officers, or control Persons and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder (or on behalf of such holder by its applicable Carry Vehicle, which written information is approved in writing by such holder) for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received (directly or indirectly) by such selling holder or its pro rata portion of the gross amount received by its applicable Carry Vehicle from the sale of Registrable Securities covered by such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d)                                 Contribution.  (i)  If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.                                           Rule 144.

(a)                                 After an Initial Public Offering, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)                                 The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the Partnership Agreement.

Section 10.                                    Underwritten Registrations.

(a)                                 In the case of any Demand Registration that is an underwritten offering, and any Shelf Underwritten Offerings, the demanding investors shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Corporation, not to be unreasonably withheld.  The Corporation shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

(b)                                 No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the Demand Registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person or its applicable Carry Vehicle with respect to such Person for use therein; and provided further that any such representation or warranty by any Carry Vehicle shall be deemed made only with respect to, and any liability arising from any breach of or other inaccuracy in any such representation or warranty shall be borne solely by, the Person(s) on whose behalf such Carry Vehicle proposes to sell the Registrable Securities, and not the Carry Vehicle itself.

Section 11.                                    Miscellaneous.

(a)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Corporation, the Partnership, WIL and the holders of a majority of the then-outstanding Registrable Securities; provided that (i) any such modification, amendment or waiver that by its terms materially and adversely affects the rights or obligations of any Shareholder in a manner that would subject such Shareholder to materially adverse different treatment relative to all other Shareholders, shall also require the prior written consent of such Shareholder, and (ii) the prior written consent of the holders of at least seventy-five percent (75%) of the then-outstanding Registrable Securities (in addition to any approval required pursuant to clause (i) above) shall be required to amend or alter this Agreement so as to limit the rights of Shareholders to participate in registrations of Registrable Securities pursuant to this Agreement.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not affect the rights of other holders of Registrable Securities or materially and adversely affect the rights or obligations of any such participating holder in a manner that is prejudicial to such participating holder relative to the other participating holders may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement; and provided, further, that WIL may, without the consent of any holder of Registrable Securities or other Shareholder, amend this Agreement to (i) add as a Shareholder to this Agreement any management level employee of Laureate (or its subsidiaries) that receives, after the date hereof, Common Stock or options to acquire Common Stock, (ii) to correct any typographical or similar ministerial errors, and (iii) to delete or add any provision of this Agreement required to be so deleted or added by any applicable law.

(b)                                 Notices.  Any notice, consent, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by electronic mail, facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Partnership, to the Partnership at the address set forth below, or to such other address as the Partnership may from time to time specify by written notice to the Shareholders; and if to any other recipient, to any other recipient at the address indicated on the Partnership’s records.  Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally; (ii) upon receipt, if sent by electronic mail, facsimile or overnight courier; or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Partnership:

Wengen Alberta, Limited Partnership

c/o Laureate Education, Inc.

650 S. Exeter Street

Baltimore, Maryland 21202

Attention:  Robert W. Zentz, Esq.
                                                Telecopy:  (410) 843-8544

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Gary Horowitz, Esq.

Telecopy:  (212) 455-2502

(c)           Successors and Assigns; Additions of New Shareholders; Shareholder Status.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Partnership (including investors in the Partnership after the Partnership is dissolved and Registrable Securities are distributed to them who upon distribution shall be deemed a shareholder for purposes of this Agreement) and the Corporation and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders (including as a result of the dissolution of the Partnership); provided, however, that such successor or assign (other than an investor in the Partnership after the Partnership dissolves) shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation and the Partnership an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except that the provisions of Section 8 hereof shall also inure to the benefit of and be enforceable by the Indemnified Parties, and the provisions of Section 11(n) hereof shall also inure to the benefit of and be enforceable by the Preferred Investors.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)            Governing Law.  The provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(g)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Entire Agreement.  This Agreement, the Securityholders Agreement, the Partnership Agreement and the Preferred Investor Registration Rights Agreement are intended by the parties as a final expression of their agreement in respect of the subject matter contained herein, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration grants granted by the Corporation with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)            Securities Held by the Corporation or its Subsidiaries.  Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)            Specific Performance.  The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(k)           Actions by WIL; Actions by the Partnership.  To the extent the Partnership sells Registrable Securities or other shares of Common Stock at the direction of the limited partners thereof, the proceeds of such sale shall be used by the Partnership to redeem interests in the Partnership from such limited partners.  If the Partnership shall be the holder of Registrable Securities, each of the Partnership and WIL agrees to take, or cause to be taken, such actions as are necessary to effectuate the rights of the limited partners with respect to such Registrable Securities hereunder, including (i) making requests and elections at the requests of the limited partners of the Partnership in respect of the Registrable Securities held directly or indirectly by the Partnership, (ii) providing all notices to the limited partners of the Partnership in respect of the Registrable Securities held directly or indirectly by the Partnership that are provided to the Partnership in respect of such Registrable Securities in order to enable such limited partners to effectuate the rights provided for herein to holders of Registrable Securities if such limited partners were the direct holders of the Registrable Securities and (iii) passing on all rights provided for herein with respect to Registrable Securities to the limited partners of the Partnership, in each case, solely to the extent such limited partners of the Partnership would have such rights if they were the holders of such Registrable Securities.  In the event the Partnership is causing such Registrable Securities to be sold on behalf of one or more than one limited partner of the Partnership and the amount of such Registrable Securities to be sold is the subject of any required cutback as provided herein, the cutback shall be calculated based on the amount of the Registrable Securities allocable to each such limited partner of the Partnership so selling or causing to be sold Registrable Securities (as if such limited partner was selling such securities directly as provided hereunder).

(l)            Term.  This Agreement shall terminate with respect to a Shareholder at the earlier of (i) the date on which such Shareholder ceases to own (or deemed to own as provided in this Agreement) Registrable Securities and (ii) the date on which such Shareholder ceases to own (or is deemed to own as provided in this Agreement) at least one percent (1%) of the outstanding Common Stock at such time of written notice of such Shareholder’s termination of this Agreement with respect to such Shareholder; provided, that the provisions of Sections 7 and 8 with respect to such Shareholder shall survive any such termination; and, provided, further, that for the avoidance of doubt, any underwriter lock-up that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(m)          Consent to Jurisdiction.  Each party (i) irrevocably and unconditionally consents and submits to the personal jurisdiction of the state and federal courts of the United States of America located in the State of New York solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) waives any claim of improper venue or any claim that the courts of the State of New York are an inconvenient forum for any action, suit or proceeding between any of the parties hereto arising out of this Agreement, (iv) agrees that it will not bring any action relating to this Agreement in any court other than such New York courts and (v) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 11(b) of this Agreement.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(n)           Precedence of Preferred Investor Registration Rights Agreement.  Notwithstanding anything in this Agreement to the contrary, to the extent any Investor or Securityholder has rights with respect to any Laureate Registrable Securities that (x) are inconsistent with the terms of the Preferred Investor Registration Rights Agreement (including any rights granted to any parties thereunder) or (y) would breach or limit the ability of the Preferred Investors to exercise the rights of the Preferred Investors under the Preferred Investor Registration Rights Agreement then, in either case, to the extent necessary either to enforce the terms of the Preferred Investor Registration Rights Agreement or for any Preferred Investor to fully exercise its rights under the Preferred Investor Registration Rights Agreement, the Shareholders shall not be entitled to enforce such rights against the Partnership, Laureate or any other Person, as the case may be. The Preferred Investors shall be third party beneficiaries for the purposes of this Section 11(n) and shall have the right to enforce the provisions hereof. This Section 11(n) shall not be amended, modified, supplemented or terminated, and compliance with this Section 11(n) shall not be waived or released, in each case, without the prior written consent of the Super Majority Requisite Holders (as defined in the Laureate Certificate of Designations, determined pursuant to Section 9(a)(2) thereof).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

THE PARTNERSHIP:

WENGEN ALBERTA, LIMITED PARTNERSHIP

By:	/s/ Brian F. Carroll
	Name:	Brian F. Carroll
	Title:	Director

THE GENERAL PARTNER:

WENGEN INVESTMENTS LIMITED

By:	/s/ Brian F. Carroll
	Name:	Brian F. Carroll
	Title:	Director

THE CORPORATION:

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
	Name:	Eilif Serck-Hanssen
	Title:	Executive Vice President and Chief Financial Officer

[Amended and Restated Registration Rights Agreement]

THE SHAREHOLDERS:

STERLING CAPITAL PARTNERS II, L.P.

By:	SC Partners II, L.P., its general partner

By:	Sterling Capital Partners II, LLC, its general partner

By:	/s/ Steven M. Taslitz
	Name:	Steven M. Taslitz
	Title:	Senior Managing Director

STERLING CAPITAL PARTNERS III, L.P.

By:	SC Partners III, L.P., its general partner

By:	Sterling Capital Partners III, LLC, its general partner

By:	/s/ Steven M. Taslitz
	Name:	Steven M. Taslitz
	Title:	Senior Managing Director

[Amended and Restated Registration Rights Agreement]

ILM INVESTMENTS LIMITED PARTNERSHIP

By:	SP-L Management, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General Partner

LAUREATE CO-INVESTORS I, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General Partner

LAUREATE CO-INVESTORS II, LIMITED PARTNERSHIP

By:	SP-L Management II, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General Partner

LAUREATE CO-INVESTORS III, LIMITED PARTNERSHIP

By:	SP-L Management II, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General Partner

[Amended and Restated Registration Rights Agreement]

LAUREATE CO-INVESTORS IV, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General
Partner

LAUREATE CO-INVESTORS V, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General
Partner

STERLING LAUREATE, L.P.

By:	SP-L Management III, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General
Partner

STERLING LAUREATE EXECUTIVES FUND, L.P.

By:	SP-L Management IV, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General
Partner

[Amended and Restated Registration Rights Agreement]

STERLING LAUREATE ROLLOVER, L.P.

By:	SP-L Management V, LLC, its general partner

By:	/s/ James L. Chiappetta
	Name:	James L. Chiappetta
	Title:	Authorized Representative of the General
Partner

[Amended and Restated Registration Rights Agreement]

KKR 2006 FUND (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR Associates 2006 (Overseas), Limited Partnership, its General Partner

By:	KKR 2006 Limited, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

KKR PARTNERS II (INTERNATIONAL), L.P.

By:	KKR PI-II GP Limited, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

[Amended and Restated Registration Rights Agreement]

2007 CO-INVESTMENT PORTFOLIO, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
	Name:	Jason Ment
	Title:	Partner and General Counsel

STEPSTONE CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
	Name:	Jason Ment
	Title:	Partner and General Counsel

STEPSTONE CAPITAL PARTNERS II ONSHORE, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its general partner

By:	/s/ Jason Ment
	Name:	Jason Ment
	Title:	Partner and General Counsel

[Amended and Restated Registration Rights Agreement]

POINT72 CAPITAL, L.P.

By:		Point72 Asset Management, L.P.

By: Point72 Capital Advisors, Inc., its general partner

By:	/s/ Kevin J. O’Connor
	Name:	Kevin J. O’Connor
	Title:	Authorized Signatory

CPV HOLDINGS, LLC

By:	/s/ Kevin J. O’Connor
	Name:	Kevin J. O’Connor
	Title:	Authorized Signatory

POINT72 CAPITAL INTERNATIONAL, LTD.

By:	Point72 Asset Management, L.P.

By: Point72 Capital Advisors, Inc., its general partner

By:	/s/ Kevin J. O’Connor
	Name:	Kevin J. O’Connor
	Title:	Authorized Signatory

POINT72 GDF, LTD.

By:	Point72 Asset Management, L.P.

By: Point72 Capital Advisors, Inc., its general partner

By:	/s/ Kevin J. O’Connor
	Name:	Kevin J. O’Connor
	Title:	Authorized Signatory

[Amended and Restated Registration Rights Agreement]

BREGAL EUROPE CO-INVESTMENT LIMITED PARTNERSHIP

By:	Bregal General Partner Jersey Limited, its general partner

By:	/s/ Paul Bradshaw
	Name:	Paul Bradshaw
	Title:	Director

By:	/s/ John Hammill
	Name:	John Hammill
	Title:	Director

[Amended and Restated Registration Rights Agreement]

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

By:	/s/ François Boudreault
	Name:	François Boudreault
	Title:	Principal, Investments
Private Equity

By:	/s/ Michael Netti-Scala
	Name:	Michael Netti-Scala
	Title:	Director, Investments
Private Equity

[Amended and Restated Registration Rights Agreement]

MAKENA CAPITAL HOLDINGS M, L.P.

By:	/s/ William McGrath
Name: William McGrath
Title: Managing Member

[Amended and Restated Registration Rights Agreement]

DOUGLAS L. BECKER

/s/ Douglas L. Becker

STEVEN M. TASLITZ

/s/ Steven M. Taslitz

KJT 2013 GIFT TRUST U/A/D 1/31/13

By:	/s/ Steven M. Taslitz
Name: Steven M. Taslitz
Title: Trustee

[Amended and Restated Registration Rights Agreement]

SP-L FOUNDERS, LLC

By:	/s/ Steven M. Taslitz
Name: Steven M. Taslitz
Title: Member

SP-L AFFILIATE, LLC

By:	/s/ Steven M. Taslitz
Name: Steven M. Taslitz
Title: Member

[Amended and Restated Registration Rights Agreement]

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Sabine Schlorke
Name: Sabine Schlorke
Title: Manager

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

By: IFC Asset Management Company, LLC, its manager

By:	/s/ Ruth Horowitz
Name: Ruth Horowitz
Title: Authorized Signatory

[Amended and Restated Registration Rights Agreement]